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                                                                EXHIBIT 10.3.1.a
                                                                ----------------


              THIRD WAIVER EXTENSION AGREEMENT AND AMENDMENT NO. 5
              ----------------------------------------------------

                  THIRD WAIVER EXTENSION AGREEMENT AND AMENDMENT NO. 5 (this "Waiver and Amendment"), dated as of June 29, 1999, to the Credit Agreement, dated as of March 8, 1996, by and among Telxon Corporation (the "Borrower"), the Lenders party thereto, and The Bank of New York, as Issuer, Swing Line Lender and Agent (as heretofore amended, the "Agreement").

                                    RECITALS
                                    --------

I. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement.

II. The Borrower, the Agent and the Lenders have heretofore entered into a Waiver and Agreement, dated as of December 29, 1998 (the "Original Waiver"), a Waiver Extension and Agreement, dated as of February 12, 1999 (the "Original Waiver Extension") and a Second Waiver Extension Agreement and Amendment No. 4, dated as of March 26, 1999 (the "Second Waiver Extension"), with respect to certain matters relating to the compliance by the Borrower with certain provisions of the Agreement.

III. The Borrower has requested that the Agent and the Lenders agree to a further waiver of compliance by the Borrower with certain provisions of the Agreement, including an extension of the waiver granted in the Original Waiver as extended by the Original Waiver Extension and the Second Waiver Extension, upon the terms and conditions contained herein.

IV. In addition, the Borrower has requested that the Agent, the Lenders, the Issuer and the Swing Line Lender agree to amend the Agreement upon the terms and conditions contained herein, and the Agent, the Lenders, the Issuer and the Swing Line Lender are willing so to agree.

                      Accordingly, in consideration of the Recitals and the covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Agent, the Issuer and the Swing Line Lender hereby agree as follows:

         1. WAIVERS. Subject to satisfaction of the conditions to effectiveness set forth in Section 4 below:

                      (i) The Required Lenders hereby agree that the Waiver
             Period (as defined in Section 1 of the Original Waiver) shall not expire as of the time provided in the Second Waiver Extension but shall be extended and remain in effect for the period (the "Extended Waiver Period") from the Effective Date (as defined in
             Section 4 hereof) through August 30, 1999.


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                      (ii) The Required Lenders hereby waive, for and during the
             Extended Waiver Period, compliance by the Borrower with the provisions of Sections 7.11 (Leverage Ratio), 7.12 (Tangible Net Worth), 7.13 (Fixed Charge Coverage Ratio) and 7.15 (Current Ratio) of the Agreement and any Defaults or Events of Default under any of said Sections 7.11, 7.12, 7.13 and 7.15 currently existing in respect of the fiscal quarters of the Borrower ended September 30, 1998, December 31, 1998 and March 31, 1999 and as may exist for the fiscal quarter of the Borrower ended June 30, 1999 and any other Defaults or Events of Default existing as of the Effective Date or arising during the Extended Waiver Period and which arose solely by reason of (a) the restatement of the Borrower's financial statements for any period prior to the September 30, 1998 quarter (any Defaults or Events of Defaults relating to the restatement of the Borrower's financial statements for the September 30, 1998 quarter, including the effects thereof on the Borrower's financial statements for the December 31, 1998 quarter, the March 31, 1999 quarter and the June 30, 1999 quarter, being waived as provided in the Original Waiver, as extended by the Original Waiver Extension, the Second Waiver Extension and this Waiver and Amendment), (b) the Borrower's financial results for the December 31, 1998 quarter, the March 31, 1999 quarter and the June 30, 1999 quarter as reflected in the Borrower's financial statements for such periods, and/or (c) any ratios or other computations or certifications required to be made, maintained or provided under the Agreement or any other Loan Document (as used in this Waiver and Amendment, such term shall include, in addition to the documents specified in the definition thereof in the Agreement, the Original Waiver, the Original Waiver Extension and the Second Waiver Extension) based upon or in respect of any of the financial statements referenced in the immediately foregoing clauses (a) and (b).

                      (iii) The Required Lenders hereby waive, for and during
             the Extended Waiver Period, compliance by the Borrower with the due dates established in Sections 7.7(a), 7.7(c) and 7.7(d) for the delivery of financial statements and the associated Compliance Certificates and any Defaults or Events of Default under Section
             7.7 currently existing in respect of the fiscal periods of the Borrower ended September 30, 1998, December 31, 1998 and March 31, 1999 and any other Defaults or Events of Default existing as of the Effective Date or arising during the Extended Waiver Period and which arose solely with respect to any financial statements and/or certifications or other similar documents based thereon or relating



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             thereto required to be provided by the Borrower under the Agreement or any other Loan Document in respect of the fiscal period ended March 31, 1999 or any prior period, provided, that the financial statements required to be delivered pursuant to Section 7.7(a) for the fiscal year ended March 31, 1999 shall be delivered not later than July 31, 1999.

Unless otherwise agreed to by the Required Lenders in writing, upon the expiration of the Extended Waiver Period, the waivers provided for herein shall be of no further force or effect, and unless as of that time the Borrower is then in compliance with all of the provisions of the Agreement compliance with which is waived in the Original Waiver, the Original Waiver Extension, the Second Waiver Extension and in this Waiver and Amendment, an Event of Default shall exist, and the Lenders may exercise any and all rights and remedies available to any of them under Agreement, the other Loan Documents of applicable law.

         2. AMENDMENTS TO AGREEMENT. Subject to satisfaction of the conditions to effectiveness set forth in Section 4 below, the Agreement is hereby amended as follows:

                  (a) The definition of the term "Borrowing Base Amount" set forth in Section 1.1 is hereby amended in its entirety to read as follows:

                  "Borrowing Base Amount": as of any date, the sum of (i) the Eligible Accounts Receivable minus $8,000,000 multiplied by:
                  85% plus, (ii) $10,000,000 in respect of Eligible Inventory plus (iii) 100% of all cash and cash equivalents of the Borrower and its Subsidiaries plus (iv) 80% of the appraised value of the real estate (based upon the current appraisal performed by CB Richard Ellis, Inc.) and 60% of the appraised value of the machinery and equipment (based upon the current appraisal performed by Dovetech, Inc.), in each case with respect to the Texas PP&E, all as set forth on the Borrowing Base Certificate most recently delivered to the Agent and the Lenders pursuant to this Agreement.

                  (b) Section 1.1 is hereby amended by inserting the following new defined terms in appropriate alphabetical order:

                  "Third Waiver": shall mean the Third Waiver Extension Agreement and Amendment No. 5, dated as of June 29, 1999, to this Agreement.

                  (c) Section 2.9(e) is hereby amended by inserting the following sentence at the end thereof:



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                  "In addition, upon any equity investment in or subordinated financing of the Borrower, in each case, on terms reasonably acceptable to the Agent and the Required Lenders, the Borrower shall apply such percentage of the Net Cash Proceeds thereof to the prepayment of the Revolving Loans and permanent reduction of the Aggregate Revolving Commitment Amount as the Agent and the Required Lenders shall require."

                  (d) Article 3 is hereby amended by inserting the following new
Section 3.15 at the end thereof:

                  "3.15 Consent Fee. Upon the occurrence of the Effective Date of the Third Waiver, the Borrower agrees to pay to the Agent for the pro rata account of each Lender that has executed a counterpart of the Third Waiver on or prior to its Effective Date, a consent fee equal to 1.00% of such Lender s Revolving Commitment Amount, which fee shall be due and payable (x) on the Effective Date of the Third Waiver in an amount equal to .35% of each such Lender's Revolving Commitment Amount (as of the Effective Date of the Third Waiver), (y) on July 31, 1999 in an amount equal to .15% of each Lender's Revolving Commitment Amount (as of such date) if the Borrower shall not have delivered to the Agent, on or before such date, a binding written commitment letter for an equity investment in, or subordinated financing of, the Borrower on terms reasonably acceptable to the Agent and the Required Lenders, provided, that should such commitment letter be terminated, such portion of the consent fee shall be payable at the time of such termination and (z) on August 30, 1999 in an amount equal to .50% of each such Lender's Revolving Commitment Amount (as of such date) if the Borrower shall not have refinanced on or before such date in whole the Obligations on terms reasonably acceptable to the Agent and the Lenders.

         (e) Section 7.7(n) is hereby amended in its entirety to read as follows:

                           "(n) and to each Lender, as soon as available, but in
                  any event not later than 12:00 noon New York City Time on Wednesday of each week, a Borrowing Base Certificate setting forth the Borrowing Base Amount as of Friday of the immediately preceding week (which such Borrowing Base Certificate shall include a report of the Borrower s gross sales for such preceding week)"




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         (f) Section 9.1(d) is hereby amended by inserting the following proviso immediately following the words "shall have become aware of such failure" appearing therein:

                  "provided, that in the case of the delivery of the Borrowing Base Certificate when due as provided for in Section 7.7(n) and the delivery of the weekly report of sources and uses of cash when due as required pursuant to the Waiver and Agreement dated as of December 29, 1998 to this Agreement, such failure shall continue unremedied for more than two (2) Domestic Business Days"

         3. AGREEMENTS BY THE BORROWER. Anything in the Agreement to the contrary notwithstanding, in consideration of the waivers and amendments set forth above, the Borrower hereby agrees as follows during the Extended Waiver
Period:
                           (i) The obligations of the Borrower under Section 2
                  of the Original Waiver, except as the same has been modified by the Original Waiver Extension, the Second Waiver Extension and as may be modified by the terms of this Waiver and Amendment, shall not be limited to the Waiver Period but shall, as so modified, continue to be performed and observed by the Borrower for and during the Extended Waiver Period.

                           (ii) Notwithstanding that on the Effective Date of
                  the Third Waiver the Aggregate Revolving Commitment Amount is $59,238,736.11, unless otherwise agreed to by the Required Lenders (in the exercise of their respective sole discretion) in writing, the Borrower agrees that the Aggregate Revolving Credit Exposure shall not at any time exceed the lesser of (x) $54,238,736.11 and (y) the Borrowing Base Amount, provided that the $54,238,736.11 amount set forth in clause (x) above shall be reduced at the time of and on a dollar-for-dollar basis by the amount of any prepayment of the Revolving Loans and reduction of the Aggregate Revolving Commitment Amount required pursuant to Section 2.9(e) of the Agreement and that the Borrower will not request any new Loans or the issuance of any new Letters of Credit under the Agreement in violation hereof.

         The Borrower agrees that any violation of its agreements set forth above shall constitute a Default under the Agreement.




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         4. EFFECTIVE DATE. Paragraph 1, 2 and 3 of this Waiver and Amendment shall not be effective until such date (the "Effective Date") as each of the following conditions shall have been satisfied:

                           (i) COUNTERPARTS. The Agent shall have received
                  counterparts of this Waiver and Amendment executed by the Borrower, the Issuer, the Swing Line Lender, the Required Lenders and the Guarantors.

                           (ii) FEES AND DISBURSEMENTS. The Borrower shall have
                  paid the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, Special Counsel to the Agent, which shall have accrued up to, and properly invoiced to the Borrower no later than, the Effective Date.

                           (iii) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. On
                  and as of the Effective Date after giving effect to the Original Waiver, the Original Waiver Extension, the Second Waiver Extension and this Waiver and Amendment, there shall exist no Default or Event of Default, and all of the representations and warranties of the Loan Parties contained in the Loan Documents (in the case of the affirmation of representations and warranties in Section 4 of each of the Original Waiver, the Original Waiver Extension and the Second Waiver Extension, after giving effect to this Waiver and Amendment in addition to the Original Waiver, the Original Waiver Extension and the Second Waiver Extension as therein recited) shall be true and correct with the same effect as though such representations and warranties had been made on the Effective Date.

                           (iv) BANK ONE CONSENT AND AMENDMENT. Bank One shall
                  have consented to the waivers, amendments and agreements contemplated hereby with respect to the Bank One Credit Line and the Borrower and Bank One shall have executed an amendment to the Bank One Credit Line to extend the maturity thereof to no earlier than August 30, 1999.

                           (v) CONSENT FEE. The Borrower shall have paid to the
                  Agent for the pro rata account of each Lender entitled thereto that portion of the consent fee that is required to be paid to such Lenders on the Effective Date pursuant to Section 3.15 of the Agreement.

         5. AFFIRMATION; RELEASE. (i) On each of the date hereof and the Effective Date, the Borrower hereby (a) reaffirms and admits the validity and (subject to the terms of the Original



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Waiver, the Original Waiver Extension, the Second Waiver Extension and this
Waiver and Amendment) enforceability of the Loan Documents and all of its obligations thereunder, (b) agrees and admits that it has no defenses to or offsets or counterclaims against any such obligations, and (c) represents and warrants that after giving effect hereto and to the Original Waiver, the Original Waiver Extension and the Second Waiver Extension (as modified hereby), no Default or Event of Default has occurred and is continuing, and that each of the representations and warranties made by it in the Agreement is true and correct with the same effect as though such representation and warranty had been made on such date.

         (ii) The Borrower and each Guarantor hereby release the Agent, the Lenders, the Issuer and the Swing Line Lender and each of their respective directors, officers, employees, attorneys, agents, advisors, attorneys-in-fact, experts and Affiliates (collectively the "Lender Group"), from and against any and all costs and expenses, losses, settlements, claims, causes of action, debts, liabilities, obligations, damages, actions, judgments, proceedings of any kind or nature whatsoever, known or unknown, contingent or otherwise which may be imposed on, incurred by or asserted against any of them in any way relating to or arising out of or with respect to this Waiver and Amendment, the Agreement or the other Loan Documents, and/or any actions taken or omitted to be taken by the Lender Group on or prior to the Effective Date with respect thereto (except to the extent that any of the foregoing arises solely from the gross negligence or willful misconduct of the party which would be so released as determined by a final order or judgment of a court of competent jurisdiction), and the Borrower and each Guarantor hereby agree to hold the Lender Group harmless from and against any and all costs and expenses, losses, settlements, claims, causes of action, debts, liabilities, obligations, damages, actions, judgments, proceedings of any kind or nature whatsoever, known or unknown, contingent or otherwise which may be imposed on, incurred by or asserted against any of them with respect thereto.

         6. WAIVERS AND AMENDMENTS LIMITED. In all other respects, the Loan Documents shall remain in full force and effect, and no waiver or amendment in respect of any term or condition of any Loan Document contained herein shall be deemed to be a waiver or amendment in respect of any other term or condition contained in any Loan Document.

         7. COUNTERPARTS. This Waiver and Amendment may be executed in any number of counterparts all of which, taken together shall constitute one waiver. In making proof of this Waiver and Amendment, it shall only be necessary to produce the counterpart executed and delivered by the party to be charged.

         8. GOVERNING LAW. THIS WAIVER AND AMENDMENT IS BEING EXECUTED AND DELIVERED IN, AND IS INTENDED TO BE PERFORMED IN, THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCEABLE IN ACCORDANCE WITH, AND BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.





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                  AS EVIDENCE of the agreement by the parties hereto to the
terms and conditions herein contained, each such party has caused this Waiver and Amendment to be executed on its behalf.

                                 TELXON CORPORATION



                                 By: /s/ Woody M. McGee
                                 Name: Woody M. McGee
                                 Title: Vice President, Chief Financial Officer


                                 THE BANK OF NEW YORK, in its capacity as a Lender, as the Issuer, as the Swing Line Lender and as the Agent


                                 By: /s/ Albert R. Taylor
                                 Name:   Albert R. Taylor
                                 Title:  Vice President



Each of the following Lenders consents
to the execution and delivery of this
Waiver and Amendment by the Agent,
hereby directs the Agent to so execute
and deliver this Waiver and Amendment
and agrees to all of the terms and
conditions hereof:

BANK ONE, N.A.


By:  /s/ Joseph E. Manley, V.P.
Name:    Joseph E. Manley
Title:   Vice President



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COMERICA BANK


By: /s/ Jeffrey J. Judge
Name:   Jeffrey J. Judge
Title:  Vice President

THE HUNTINGTON NATIONAL BANK


By: /s/ David F. Isler
Name:   David F. Isler
Title:  Senior Vice President

PNC BANK, N.A.


By: /s/ Bryon A. Pike
Name:   Bryon A. Pike
Title:  Vice President


SOCIETE GENERALE


By: /s/ Joseph A. Philbin
Name:   Joseph A. Philbin
Title:  Director


U.S. BANK NATIONAL ASSOCIATION


By: /s/ Jack L. Quitmeyer
Name:   Jack L. Quitmeyer
Title:  Vice President


THE INDUSTRIAL BANK OF JAPAN, LIMITED


By: /s/ Walter Wolff
Name:   Walter Wolff
Title:  Joint General Manager



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Each of the Guarantors acknowledges the execution and delivery of this Waiver and Amendment by the Borrower and the Agent and by signing below, indicates its reaffirmation of the Guarantor Obligations (as such term is defined in the Subsidiary Guaranty) and its joinder in the release contained in Section 5(ii) of this Waiver and Amendment.

PTC AIRCO, INC.


By: /s/ Harley R. Hill
  Name: Harley R. Hill
  Title: Vice President and Treasurer


META HOLDING CORPORATION


By: /s/ Harley R. Hill
  Name: Harley R. Hill
  Title: Vice President and Treasurer


TELETRANSACTION, INC.


By: /s/ Harley R. Hill
  Name: Harley R. Hill
  Title:  Vice President and Treasurer


TLXITX CORPORATION


By: /s/ Harley R. Hill
  Name: Harley R. Hill
  Title: Vice President and Treasurer


PENRIGHT! CORPORATION


By: /s/ Harley R. Hill
  Name: Harley R. Hill
  Title:  Vice President and Treasurer




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THE RETAIL TECHNOLOGY GROUP, INC.

By: /s/ Harley R. Hill
 Name:  Harley R. Hill
 Title: Vice President and Treasurer

TELXON TRADING CO., INC.

By: /s/  Harley R. Hill
  Name:  Harley R. Hill
  Title: Vice President and Treasurer


TELXON PRODUCTS, INC.


By: /s/  Harley R. Hill
  Name:  Harley R. Hill
  Title: Vice President and Treasurer


TELXON INTERNATIONAL PROCUREMENT SERVICES, INC.


By: /s/  Harley R. Hill
  Name:  Harley R. Hill
  Title: Vice President and Treasurer





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